Exhibit 10.1

SALE AND PURCHASE AGREEMENT

with respect to issued shares of

GERENS MANAGEMENT GROUP, S.A.

between

Tinsa Tasaciones Inmobiliarias, S.A.

Mr. José Manuel Albaladejo González

Caja de Ahorros y Monte de Piedad de Ávila

Caja de Ahorros de Murcia

Caja de Ahorros de la Rioja

Monte de Piedad y Caja General de Ahorros de Badajoz

Caja de Ahorros y Monte de Piedad del Círculo Católico de Obreros de Burgos

Caja Castilla La Mancha Corporación, S.A.

Caixa de Aforros de Vigo, Ourense e Pontevedra (Caixanova)

Araba Gertu, S.A.

Invernostra, S.L.U.

Caixa d’Estalvis de Sabadell

Caja de Ahorros y Monte de Piedad de Zaragoza, Aragón y Rioja (Ibercaja)

Caja de Ahorros y Monte de Piedad de Segovia

Ahorro Corporación, S.A.

Monte de Piedad y Caja de Ahorros San Fernando de Huelva, Jerez y Sevilla (Cajasol)

Caja Insular de Ahorros de Canarias

(the “ Sellers”)

and

HILL INTERNATIONAL, S.A.

(the “Purchaser”)

February 15, 2008

INDEX

1.	SALE AND PURCHASE OF SHARES	9

	1.1 Subject matter of the Agreement	9

	1.2 Acquisition Price	11

	1.3 Payment of the Price	12

2.	DUE DILIGENCE	14

3.	REPRESENTATIONS AND WARRANTIES	15

	3.1 Representations and Warranties of the Sellers	15

	3.2 Representations and Warranties of the Purchaser	15

	3.3 Veracity and accuracy of the Representations and Warranties	15

4.	INDEMNITY	16

	4.1 Inaccurate Representations and Warranties	16

	4.2 Warranty of title and right of possession	17

5.	PROCEDURE FOR CLAIMING THE SELLERS’ LIABILITY	17

	5.1 Notification	17

	5.2 Contingency without a third party claim	17

	5.3 Third party claim	18

6.	TAXES	19

7.	FEES AND EXPENSES	19

8.	COOPERATION	20

9.	NOTICES	20

	9.1 Form	20

	9.2 Addresses	20

	9.3 Change of addresses	22

	9.4 Personal notices. Copies	23

10.	PRIOR AGREEMENTS	23

11.	ENTIRE AGREEMENT AND AMENDMENTS	23

12.	NO WAIVER	23

13.	EXECUTION IN PUBLIC DEED	23

14.	LANGUAGE	24

15.	APPLICABLE LAW	24

16.	JURISDICTION	24

SALE AND PURCHASE AGREEMENT

This agreement has been made in Madrid, on February 15, 2008

BY AND BETWEEN

On the one side,

Mr. José Manuel Albaladejo González (hereinafter the “Executive”), of legal age, of Spanish nationality, with domicile for these purposes at Las Rozas (Madrid), calle José Echegaray, number 8, building number 3, 1ª and Tax Identification Number (NIF) 139.256- Z, acts for and on his own name and behalf.

Tinsa Tasaciones Inmobiliarias, S.A. (hereinafter the “Entity 1”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Madrid, calle Vallehermoso, number 8. It is registered at Madrid Mercantile Registry in Volume 4,319, Sheet 191, Section 8 and Page Number M-71677. It has been assigned Tax Identification Number (NIF) A-78029774. It is duly represented by Mr. Luís Leirado Campo, of spanish nationality, of legal age, with domicile for these purposes at Las Rozas (Madrid), calle José Echegaray, number 9 and holder of I.D. number 21375008-G. He acts by virtue of the power of attorney granted, before the Madrid Public Notary, Mr. Enrique Franch Valverde, on January 18, 2008, under his protocol serial number 201.

Caja de Ahorros y Monte de Piedad de Ávila (hereinafter the “Entity 2”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Ávila, plaza de Santa Teresa, number 10. It is registered at Ávila Mercantile Registry in Volume 55, Book 13, Section 8 and Page Number AV-684. It has been assigned Tax Identification Number (NIF) G-05011846. It is duly represented by Mr. José Manuel Espinosa Herrero, of Spanish nationality, of legal age, with domicile for these purposes at Ávila, plaza de Santa Teresa, number 10 and holder of I.D. number 15.982.184-J. He acts by virtue of the power of attorney granted before the Public Notary, Dña. Concepción Pilar Barrio del Olmo, on September 19, 2007, under her protocol serial number 2,676.

Caja de Ahorros de Murcia (hereinafter the “Entity 3”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Murcia, calle Gran Vía Escultor Salizillo, number 23. It is registered at Murcia Mercantile Registry in Volume 292, Sheet 201 and Page Number MU-5808. It has been assigned Tax Identification Number (NIF) G-30010185. It is duly represented by Ms. Valvanera Marcos Cartelle, of spanish nationality, of legal age, with domicile for these purposes at Murcia, calle Gran Vía, number 23 and holder of I.D. number 32.817.305-P. She acts by virtue of the power of attorney granted before the Public Notary Mr. Carlos Peñafiel de Río, on January 24, 2008, under his protocol serial number 287.

Caja de Ahorros de la Rioja (hereinafter the “Entity 4”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Logroño, calle Miguel Villanueva, number 9. It is registered at Logroño Mercantile Registry in Tome 267, Sheet 1 and Page Number LO-1131. It has been assigned Tax Identification Number (NIF) G-26003038. It is duly represented by Mr. Jorge Albájar Barrón, of spanish nationality, of legal age, with domicile for these purposes at Logroño, calle Miguel Villanueva number 9 and holder of I.D. number 18.009.145-F. He acts by virtue of the power of attorney granted before the Public Notary Mr. Julio Antonio Pernas Tobía, on October 28, 2003, under his protocol serial number 3,022.

Monte de Piedad y Caja General de Ahorros de Badajoz (hereinafter the “Entity 5”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Badajoz, plaza de San Francisco, number 18. It is registered at Badajoz Mercantile Registry in Tome 36, Sheet 1 and Page Number BA-1853. It has been assigned Tax Identification Number (NIF) G-06000681. It is duly represented by Mr. José Antonio Marcos Blanco, of spanish nationality, of legal age, with domicile for these purposes at Badajoz, paseo de San Francisco, number 18 and holder of I.D. number 32.339.889-A. He acts by virtue of the power of attorney granted before the Public Notary Mr. José Soto García-Camacho, on April 17, 1986, under hir protocol serial number 532 and power of attorney granted before the Public Notary Mr Ángel Juárez Juárez, on August 18, 1978, under his protocol serial number 1,466.

Caja de Ahorros y Monte de Piedad del Círculo Católico de Obreros de Burgos (hereinafter the “Entity 6”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Burgos, avenida de Reyes Católicos, number 1. It is registered at Burgos Mercantile Registry in Tome 258, Book 49, Sheet 50 and Page Number BU-2099. It has been assigned Tax Identification Number (NIF) G-09000779. It is duly represented by Santiago Ruiz Díez, of Spanish nationality, of legal age, with domicile for these purposes at Burgos, avenida de Reyes Católicos, number 1 and holder of I.D. number 13.047.059-X. He acts by virtue of the power of attorney granted before the Public Notary Mr. Jesús Santamaría Villanueva, on December 5, 2001, under his protocol serial number 2,672.

Caja Castilla La Mancha Corporación, S.A. (hereinafter the “Entity 7”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Cuenca, calle Parque de San Julián, number 20. It is registered at Cuenca Mercantile Registry in Tome 123, Sheet 96 and Page Number CU-900. It has been assigned Tax Identification Number (NIF) A-16036634. It is duly represented by Mr. Juan José Ávila González, of Spanish nationality, of legal age, with domicile for these purposes at Toledo, calle Ocaña, number 1 and holder of I.D. number 3.789.525-E. He acts by virtue of power of attorney granted before the Public Notary Mr Nicolás Moreno Badía, on May 23, 2006, under his protocol serial number 1,639.

Caixa de Aforros de Vigo, Ourense e Pontevedra (Caixanova) (hereinafter the “Entity 8”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Vigo, avenida García Barbón, number 1. It is registered at Pontevedra Mercantile Registry in Book 1,134, Sheet 152, and Page Number PO-4,111. It has been assigned Tax Identification Number (NIF) G-36600369. It is duly represented by Ms. María Reyes Gil Ferro, of Spanish nationality, of legal age, with domicile for these purposes at Vigo, avenida García Barbón, number 1 and 3 and holder of I.D. number 5.399.278-M. She acts by virtue of power of attorney granted before the Public Notary Mr. José Piñeiro Prieto, on July 1, 2005, under his protocol serial number 1,116 complemented by Investment Commission Agreement Certification dated on December 27, 2007.

Araba Gertu, S.A. (hereinafter the “Entity 9”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Vitoria, calle Olaguíbel, number 2. It is registered at Álava Mercantile Registry in Tome 835, Sheet 90 and Page Number VI-6.140. It has been assigned Tax Identification Number (NIF) A-01.269.679. It is duly represented by Mr. José Alberto Barrena Llorente, of Spanish nationality, of legal age, with domicile for these purposes at Vitoria, calle Olaguidel, number 2 and holder of I.D. number 14.909.320-F. He acts by virtue of power of attorney granted before the Public Notary Mr. Alfredo Pérez Ávila, on February 12, 2008, under his protocol serial number 429.

Invernostra, S.L.U. (hereinafter the “Entity 10”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Pañma de Mallorca, calle Ter, number 16. It is registered at Palma de Mallorca Mercantile Registry in Tome 1,603, Sheet 31 and Page Number PM-7,965. It has been assigned Tax Identification Number (NIF) B-07229693. It is duly represented by Mr. José María Navarro Lacoba, of spanish nationality, of legal age, with domicile for these purposes at Palma de Mallorca, camí Son Fangos, number 100, flat B, 2 Floor-8thB (Complex Mirall Balear) and holder of I.D. number 7.562.484-S. He acts by virtue of power of attorney granted before the Public Notary Mr. José Andrés Herrero de Lara Pont, on January 24, 2008, under his protocol serial number 354.

Caixa d’Estalvis de Sabadell (hereinafter the “Entity 11”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Sabadell, calle Gràcia, number 17 to 19. It is registered at Barcelona Mercantile Registry in Tome 21,370, Sheet 1 and Page Number B-20785. It has been assigned Tax Identification Number (NIF) G-08169799. It is duly represented by Francisco Javier Chivato Pérez, of Spanish nationality, of legal age, with domicile for these purposes at Sabadell, calle Gràcia, number 17 and holder of I.D. number 2601570-V. He acts by virtue of power of attorney granted before the Public Notary Mr. Enrique Ruiz de Bustillo Pont, on January 24, 2008, under his protocol serial number 245.

Caja de Ahorros y Monte de Piedad de Zaragoza, Aragón y Rioja (Ibercaja) (hereinafter the “Entity 12”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Zaragoza, plaza de Basileo Paraíso, number

2. It is registered at Zaragoza Mercantile Registry in Tome 1,194, Sheet 23 and Page Number Z-4,862. It has been assigned Tax Identification Number (NIF) G-50000652. It is duly represented by Mr. Santiago Javier Pasamar Berenguer , of Spanish nationality, of legal age, with domicile for these purposes at Zaragoza, plaza de Basilio Paraíso, number 2 and holder of I.D. number 17129135-T. He acts by virtue of power of attorney granted before the Public Notary Mr. Francisco Javier Hijas Fernández, on January 23, 2008, under his protocol serial number 136.

Caja de Ahorros y Monte de Piedad de Segovia (hereinafter the “Entity 13”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Segovia, avenida Fernández Ladreda, number 8. It is registered at Segovia Mercantile Registry in Tome 28, Sheet 119 and Page Number SG-560. It has been assigned Tax Identification Number (NIF) G-40000192. It is duly represented by Mr. Antonio Luis Tapias Domínguez, of spanish nationality, of legal age, with domicile for these purposes at Segovia, avenida Fernández Ladreda, number 8 and holder of I.D. number 3.420.782-S. He acts by virtue of power of attorney granted before the Public Notary Ms. Dña. Mª Antonia Santero de la Fuente, on December 20, 2007, under her protocol serial number 15,414.

Ahorro Corporación, S.A. (hereinafter the “Entity 14”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Madrid, paseo de la Castellana, number 89. It is registered at Madrid Mercantile Registry in Tome 9,671, Sheet 66 and Page Number M-89,593. It has been assigned Tax Identification Number (NIF) A-79202628. It is duly represented by Ms. Blanca Rivilla Calle of spanish nationality, of legal age, with domicile for these purposes at Madrid, paseo de la Castellana, number 89 and holder of I.D. number 52475085-X. She acts by virtue of power of attorney granted before the Public Notary Ms. María Bescós Badía, on February 14, 2008, under her protocol serial number 156.

Monte de Piedad y Caja de Ahorros San Fernando de Huelva, Jerez y Sevilla (Cajasol) (hereinafter the “Entity 15”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Sevilla (41004), plaza de San Francisco, number 1. It is registered at Sevilla Mercantile Registry in Tome 4,675, Sheet 1 and Page Number SE-74000 It has been assigned Tax Identification Number (NIF) G-91658039. It is duly represented by Mr. Juan Carlos Ollero Pina , of spanish nationality, of legal age, with domicile for these purposes at Sevilla, calle Zaragoza, number 52, 2nd floor and holder of I.D. number 28.336.770-B. He acts by virtue of power of attorney granted before the Public Notary Mr. Antonio Ojeda Escobar, on May 18, 2007, under his protocol serial number 1,810.

Caja Insular de Ahorros de Canarias (hereinafter the “Entity 16”) an entity duly incorporated and existing under the Spanish laws, whose principal place of business is at Las Palmas de Gran Canaria, calle de Triana, number 20. It is registered at Gran Canaria Mercantile Registry in Tome 907, Sheet 152 and Page Number GC-4209. It has been assigned Tax Identification Number (NIF) G-35000272. It is duly represented by Mr. Juan Miguel Amuchástegui Espilla, of Spanish nationality, of legal age, with domicile for these purposes at Las Palmas de Gran Canaria, calle de Triana, number 20 and holder of I.D. number 15.341.410-L. He acts by virtue of power of attorney granted before the Public Notary Mr. Juan Alfonso Cabello Cascajo, on January 24, 2008, under his protocol serial number 504.

The Executive, the Entity 1, the Entity 2, the Entity 3, Entity 4, Entity 5, Entity 6, Entity 7, Entity 8, Entity 9, Entity 10, Entity 11, Entity 12, Entity 13, Entity 14, Entity15 and Entity 16, hereinafter will be jointly referred to as the “Sellers”.

And on the other side,

Hill International, S.A. (“Purchaser”), a company duly incorporated and existing under the laws of Luxembourg, whose principal place of business is at 20 Avenue Monterrey, L-2163, Luxembourg and is registered at the Commercial Registry of Luxembourg under number B106594, with Tax Identification Number (NIF) N1181177E. The Purchaser is duly represented by Mr. Irvin E. Richter, of american nationality, of legal age, with domicile for these purposes at 303 Lippincott Centre, Marlton, New Jersey, United States, and holder of passport number 017912208 in force. He acts by virtue of power of attorney granted before the Niederaven Public Notary Mr. Paul Bettingen, on January 30, 2008, duly apostilled.

In this Sale and Purchase Agreement, the Sellers and the Purchaser may also be hereinafter collectively referred to as the “Parties” and each of them a “Party”.

The Parties mutually recognise their respective legal capacity for the execution of this Sale and Purchase Agreement and for this purpose, hereby declare the following

WHEREAS

I.	The Sellers are the owners of three thousand (3,000) shares numbered 1 to 250, 301 to 447, 551 to 697, 801 to 947, 1,051 to 1,247, 1,351 to 1,547, 1,611 to 2,007, 2,111 to 2,154, 2,361 to 2,507, 2,611 to 2,757, 2,861 to 2,870, 2,911 to 3,454, 3,661 to 3,807, 3,910 to 4,056, 4,160 to 4,294, 4,348 to 4,396 and 4,550 to 4,697 all inclusive (the “Shares”), representing sixty per cent (60%) of the capital stock of GERENS MANAGEMENT GROUP, S.A. (the “Company”), a company incorporated in accordance with the laws of the Kingdom of Spain for an indefinite term under a public deed executed in Madrid before the Notary Public Mr. Enrique Franch Valverde, on January 19, 1998 under number 154 of his protocol; registered at the Mercantile Registry of Madrid, in Volume 12,195, Sheet 79, Section 8 and Page Number M-207,890; whose registered office is at José Echegaray 8, Parque Empresarial Alvia, Edificio 3, Planta 1, Oficinas 10-11-12, 28232 Las Rozas, Madrid and whose Spanish Tax Identification number is A-81929788, according with the following distribution:

SELLER	NUMBER OF TRANSFERRED SHARES. IDENTIFICATION	% OF THE CAPITAL STOCK
Tinsa Tasaciones Inmobiliarias, S.A.	294 From 3,161 to 3,454, both inclusive.	5.88%

José Manuel Albaladejo González	148 From 4,550 to 4,697, both inclusive.	2.96%

Caja de Ahorros y Monte de Piedad de Ávila	147 From 301 to 447, both inclusive.	2.94%

Caja de Ahorros de Murcia	147 From 801 to 947, both inclusive.	2.94%

Caja de Ahorros de la Rioja	147 From 1,051 to 1,100, 1,351 to 1,388, 2,861 to 2,870 and 4,348 to 4,396, all inclusive.	2.94%

Monte de Piedad y Caja General de Ahorros de Badajoz	147 From 1,101 to 1,247, both inclusive.	2.94%

Caja de Ahorros y Monte de Piedad del Círculo Católico de Obreros de Burgos	147 From 1,401 to 1,547, both inclusive.	2.94%

Caja Castilla La Mancha Corporación, S.A.	147 From 2,611 to 2,757, both inclusive.	2.94%

Caixa de Aforros de Vigo, Ourense e Pontevedra (Caixanova)	250 From 2,911 to 3,160, both inclusive..	5.00%

Araba Gertu, S.A.	147 From 3,661 to 3,807, both inclusive.	2.94%

Invernostra, S.L.U.	147 From 3,910 to 4,056, both inclusive.	2.94%

Caixa d’Estalvis de Sabadell	147 From 2,361 to 2,507, both inclusive.	2.94%

Caja de Ahorros y Monte de Piedad de Zaragoza, Aragón y Rioja (Ibercaja)	147 From 1,389 to 1,400, 4,160 to 4,294, all inclusive.	2.94%

Caja de Ahorros y Monte de Piedad de Segovia	147 From 1,861 to 2,007, both inclusive.	2.94%

Ahorro Corporación, S.A.	250 From 1 to 250, both inclusive.	5.00%

Monte de Piedad y Caja de Ahorros San Fernando de Huelva, Jerez y Sevilla (Cajasol)	294 From 1,611 to 1,860 and 2,111 to 2,154, all inclusive.	5.88%

Caja Insular de Ahorros de Canarias	147 From 551 to 697, both inclusive.	2.94%

TOTAL	3,000	60.00%

II.	Since the share certificates representing the Shares are neither issued nor delivered, this transfer is regulated, pursuant to Article 56 of the Spanish Corporations Law, by the rules on the assignment of claims and other intangible rights.

III.	The Shares are fully paid-up, are of the same class and series, are not subject to any ancillary obligations and do not bear any kind of lien or encumbrance. Each of the Sellers evidences its ownership over the corresponding number of Shares by producing in this act the following commercial documents:

(a)	Gerens Hill International, S.A incorporation Public Deed, granted before the Madrid Public Notary, Mr. Enrique Franch Valverde, on January 19, 1998 under his protocol serial number 154. It is ownership title of the shares numbered: 3,161 to 3,333 and 4,550 a 4,697, all inclusive.

(b)	Sale and Purchase Deed of shares, granted before the Madrid Public Notary, Mr. Enrique Franch Valverde, on March 22, 2002, under his protocol serial number 1,080. It is ownership title of the shares numbered: 301 to 447, 801 to 947, 1,051 to 1,247, 1,401 to 1,450, 1,611 to 1,860, 2,111 to 2,154, 2,611 to 2,757 and 2,911 to 3.160, all inclusive.

(c)	Sale and Purchase Deed of shares, granted before the Madrid Public Notary, Mr. Enrique Franch Valverde, on September 8, 2000, under his protocol serial number 3,019. It is ownership title of the shares numbered: 3.334 to 3.454, both inclusive.

(d)	Sale and Purchase Deed of shares, granted before the Madrid Public Notary, Mr. Enrique Franch Valverde, on October 19, 2005, under his protocol serial number 3,917. It is ownership title of the shares numbered: 1,351 to 1,400, 1,451 to 1,547, 2,361 to 2,507, 2,861 to 2,870, 3,661 to 3,807, 3,910 to 4,056, 4,160 to 4,294 and 4,348 to 4,396, all inclusive.

(e)	Sale and Purchase Deed of shares, granted before the Madrid Public Notary, Mr. Enrique Franch Valverde, on October 26, 2005, under his protocol serial number 4,034. It is ownership title of the shares numbered: 1,861 to 2,007, both inclusive.

(f)	Sale and Purchase Deed of shares, granted before the Madrid Public Notary, Mr. Enrique Franch Valverde, on June 21, 2006, under his protocol serial number 3,917. It is ownership title of the shares numbered: 551 to 697, both inclusive.

(g)	Ahorro Corporación Financiera, S.V., S.A. Intervention by a sale and purchase title. It is ownership title of the shares numbered: 1 to 250, both inclusive.

The documents mentioned in this Recital III shall hereinafter be referred to as the “Property Titles”.

IV.	Pursuant to Article 108 of the Spanish Securities Market Law (Law 24/1988 of July 28) the transfer of the Shares is exempt from transfer tax.

V.	Whereas the Sellers are interested in selling to the Purchaser the Shares, namely one three thousand (3,000) shares, numbers from 1 to 250, 301 to 447, 551 to 697, 801 to 947, 1,051 to 1,247, 1,351 to 1,547, 1,611 to 2,007, 2,111 to 2,154, 2,361 to 2,507, 2,611 to 2,757, 2,861 to 2,870, 2,911 to 3,454, 3,661 to 3,807, 3,910 to 4,056, 4,160 to 4,294, 4,348 to 4,396 and 4,550 to 4,697, all inclusive, that represent jointly 60% of the capital of the Company, for the price and upon the terms and conditions contemplated herein for the purchase and sale and transfer of Shares.

Based on the above, the Parties have agreed to enter into this Sale and Purchase Agreement (hereinafter, the “Agreement”) pursuant to the following:

CLAUSES

1.	SALE AND PURCHASE OF SHARES

1.1	Subject matter of the Agreement

Subject to the terms and conditions of this Agreement, each of the Purchasers sells and transfers to the Purchaser and the Purchaser purchases and acquires the Shares described in recital one hereinabove with all the rights inherent therein, according with the following distribution:

SELLER	NUMBER OF TRANSFERRED SHARES. IDENTIFICATION
Tinsa Tasaciones Inmobiliarias, S.A.	294 From 3,161 to 3,454, both inclusive.

José Manuel Albaladejo González	148 From 4,550 to 4,697, both inclusive.

Caja de Ahorros y Monte de Piedad de Ávila	147 From 301 to 447, both inclusive.

Caja de Ahorros de Murcia	147 From 801 to 947, both inclusive.

Caja de Ahorros de la Rioja	147 From 1,051 to 1,100, 1,351 to 1,388, 2,861 to 2,870 and 4,348 to 4,396, all inclusive.

Monte de Piedad y Caja General de Ahorros de Badajoz	147 From 1,101 to 1,247, both inclusive.

Caja de Ahorros y Monte de Piedad del Círculo Católico de Obreros de Burgos	147 From 1,401 to 1,547, both inclusive.

Caja Castillto Mancha Corporación, S.A.	147 From 2,611 to 2,757, both inclusive.

Caixa de Aforros de Vigo, Ourense e Pontevedra (Caixanova)	250 From 2,911 to 3,160, both inclusive..

Araba Gertu, S.A.	147 From 3,661 to 3,807, both inclusive.

Invernostra, S.L.U.	147 From 3,910 to 4,056, both inclusive.

Caixa d’Estalvis de Sabadell	147 From 2,361 to 2,507, both inclusive.

Caja de Ahorros y Monte de Piedad de Zaragoza, Aragón y Rioja (Ibercaja)	147 From 1,389 to 1,400, 4,160 to 4,294, all inclusive.

Caja de Ahorros y Monte de Piedad de Segovia	147 From 1,861 to 2,007, both inclusive.

Ahorro Corporación, S.A.	250 From 1 to 250, both inclusive.

Monte de Piedad y Caja de Ahorros San Fernando de Huelva, Jerez y Sevilla (Cajasol)	294 From 1,611 to 1,860 and 2,111 to 2,154, all inclusive.

Caja Insular de Ahorros de Canarias	147 From 551 to 697, both inclusive.

TOTAL	3,000

1.2	Acquisition Price

The price payable for each of the Shares is EURO three thousand six hundred (€3,600). Therefore, the total acquisition price payable by the Purchaser to the Sellers is EURO ten million eight hundred thousand (€10,800,000) (hereinafter the “Acquisition Price”), distributed among the Purchasers according to the following figures:

SELLER	NUMBER OF TRANSFERRED SHARES. IDENTIFICATION	PRICE (€)
Tinsa Tasaciones Inmobiliarias, S.A.	294 From 3,161 to 3,454, both inclusive.	1,058,400.00

José Manuel Albaladejo González	148 From 4,550 to 4,697, both inclusive.	532,800.00

Caja de Ahorros y Monte de Piedad de Ávila	147 From 301 to 447, both inclusive.	529,200.00

Caja de Ahorros de Murcia	147 From 801 to 947, both inclusive.	529,200.00

Caja de Ahorros de la Rioja	147 From 1,051 to 1,100, 1,351 to 1,388, 2,861 to 2,870 and 4,348 to 4,396, all inclusive.	529,200.00

Monte de Piedad y Caja General de Ahorros de Badajoz	147 From 1,101 to 1,247, both inclusive.	529,200.00

Caja de Ahorros y Monte de Piedad del Círculo Católico de Obreros de Burgos	147 From 1,401 to 1,547, both inclusive.	529,200.00

Caja Castillto Mancha Corporación, S.A.	147 From 2,611 to 2,757, both inclusive.	529,200.00

Caixa de Aforros de Vigo, Ourense e Pontevedra (Caixanova)	250 From 2,911 to 3,160, both inclusive.	900,000.00

Araba Gertu, S.A.	147 From 3,661 to 3,807, both inclusive.	529,200.00

Invernostra, S.L.U.	147 From 3,910 to 4,056, both inclusive.	529,200.00

Caixa d’Estalvis de Sabadell	147 From 2,361 to 2,507, both inclusive.	529,200.00

Caja de Ahorros y Monte de Piedad de Zaragoza, Aragón y Rioja (Ibercaja)	147 From 1,389 to 1,400, 4,160 to 4,294, all inclusive.	529,200.00

Caja de Ahorros y Monte de Piedad de Segovia	147 From 1,861 to 2,007, both inclusive.	529,200.00

Ahorro Corporación, S.A.	250 From 1 to 250, both inclusive.	900,000.00

Monte de Piedad y Caja de Ahorros San Fernando de Huelva, Jerez y Sevilla (Cajasol)	294 From 1,611 to 1,860 and 2,111 to 2,154, all inclusive.	1,058,400.00

Caja Insular de Ahorros de Canarias	147 From 551 to 697, both inclusive.	529,200.00

TOTAL	3,000	10,800,000.00

1.3	Payment of the Price

The Acquisition Price as defined in Clause 1.2 above shall be due and payable on the moment of execution of this Agreement before a Notary Public, according to Clause 13 in immediately available funds by wire or similar bank transfer of funds, from the following bank account in which the Purchaser has deposited the funds prior to the agreement.:

BIC OF CECA:	CECAESMM

IBAN:	ES53 2000 0002 2056 4000 0000

BENEFICIRY:	CONFEDERACIÓN ESPAÑOLA DE CAJAS DE AHORROS

to the following bank accounts:

SHELLER	BANK ACCOUNT
Tinsa Tasaciones Inmobiliarias, S.A.	2000 0002 27 0210130506 (Bank Account in CECA)

José Manuel Albaladejo González	00651518140001004970

Caja de Ahorros y Monte de Piedad de Ávila	Bank Account in The Bank of Spain 2094 through OMF to CECAESMM094

Caja de Ahorros de Murcia	2000 0002 29 0160204305 (Bank Account in CECA)

Caja de Ahorros de la Rioja	20370980780082222035

Monte de Piedad y Caja General de Ahorros de Badajoz	Electronic IBAN ES5820100000910011082904

Caja de Ahorros y Monte de Piedad del Círculo Católico de Obreros de Burgos	OMF (codex 2017) BIC CECAESMM017

Caja Castilla la Mancha Corporación, S.A.	2105 0036 11 1220003992

Caixa de Aforros de Vigo, Ourense e Pontevedra (Caixanova)	2080 0000 7500 80000402

Araba Gertu, S.A.	2097 0774 36 0008176729

Invernostra, S.L.U.	2051 0100 55 1070002502

Caixa d’Estalvis de Sabadell	2059 0972 10 8100000152

Caja de Ahorros y Monte de Piedad de Zaragoza, Aragón y Rioja (Ibercaja)	OMF Type 2 in favour of CAZRES2Z

Caja de Ahorros y Monte de Piedad de Segovia	ES76 2000 0002 2201 6020 6909 (Bank Account in CECA)

Ahorro Corporación, S.A.	20000002260210106903

Monte de Piedad y Caja de Ahorros San Fernando de Huelva, Jerez y Sevilla (Cajasol)	OMF to ES4320000002220160210607

Caja Insular de Ahorros de Canarias	20528370990047900001

The Purchaser, having paid the Acquisition Price, will acquire the title to the Shares by the execution of this Agreement into a public deed. Upon acquisition of the ownership of the Shares by the Purchaser by executing this document the Purchaser is authorized to exercise the rights of all kinds inherent to the status of shareholder of the Company.

Notwithstanding the above, the Parties hereby agree that any economic rights inherent to the Shares acquired shall correspond to the Purchaser as from January 1, 2008. In particular, the Purchaser shall be entitled to receive any dividends distributed as from January 1, 2008, disregarding the moment on which profits being distributed may have accrued.

2.	DUE DILIGENCE

Before entering into this Agreement, the Purchaser has performed a process of financial, commercial, accounting, legal and tax due diligence of the Company and its subsidiaries, having reviewed all the relevant documents and information required from the Company, directly or through its advisors. The documentation reviewed and the information obtained from the Company is that listed in Annex 2 (the “Disclosed Documentation”).

Furthermore, the Sellers expressly state that (i) they have not withheld from the Purchaser’s revision any document or information whatsoever that could adversely materially affect the net worth of the Company and (ii) the Disclosed Information has not been affected by any substantial amendment or modification as of the date hereof.

In light of the above, it is hereby expressly stated that the Purchaser deems the Representations and Warranties (as defined hereinafter) made by the Sellers sufficient. Consequently and to the extent it derives from the Disclosed Documentation, any matter on which no representation and warranty is made shall be deemed irrelevant for the purposes of the acquisition carried out by the Purchaser.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Sellers

Each of the Sellers makes the representations and warranties included in Annex 3.1 to the Agreement (the “Representations and Warranties”).

3.2	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Sellers as follows:

The Purchaser has full capacity to execute and implement this Agreement, which does not infringe any legal or administrative provision, agreement, contract or undertaking by which it is bound.

The Purchaser represents and warrants to the Sellers that the execution of this Agreement does not oppose or violate, on its part, any state, autonomous regional or local legislation applicable to it.

3.3	Veracity and accuracy of the Representations and Warranties

Regarding the Representations and Warranties, both the Sellers and the Purchaser declare that the Representations and Warranties made by each of them are accurate and true in all respects and assume liability for their veracity, according to the terms established in this Agreement.

4.	INDEMNITY

4.1	Inaccurate Representations and Warranties

Each of the Sellers shall be liable to the Purchaser for, jointly and proportionally to its participation in the Company transferred according to this Agreement:

•	for the truth and accuracy of the Representations and Warranties made by it; and

•	for the other undertakings assumed hereunder.

Each Seller shall be obliged, without prejudice to (i) the ability of the Purchaser to claim for specific performance or (ii) to the right of the Purchaser to terminate this Agreement in the event of breach of the warranty of title and right of possession or of the warranty of the Shares being free of any liens or charges –except for those provided in the Bylaws of the Company as of this date-, to hold the Purchaser harmless and indemnify it for any effective and direct expenses, losses and damages suffered by the Company as a consequence the lack of truth or accuracy of the Representations and Warranties.

The remedies described above will be the only remedies available to the Purchaser under this Agreement for an event of breach of any of the provisions of the same.

Any Contingencies (as defined hereinafter) are jointly and proportionally to their respective participation in the Company transferred according to this Agreement, guaranteed by all the Sellers up to a maximum amount corresponding to the fifty percent (50%) of the Acquisition Price, a figure which therefore constitutes the Sellers’ maximum limit of liability.

For the sake of clarity and up to the maximum amount defined in the paragraph above, the amount of the total indemnification to be paid by the Sellers to the Purchaser from time to time (which in any event shall have the consideration of a reduction of the Acquisition Price) will be sixty percent (60%) of the effective and direct loss, expense or damage suffered by the Company from time to time (hereinafter, the “Indemnity”).

Further to the above, the Sellers shall be liable to the Purchaser, jointly and proportionally to their respective participation in the Company transferred according to this agreement, for the Indemnity.

The warranty period will be fifteen (15) months from the date hereof, except for tax and social liabilities, for which the applicable period will be the legal statute of limitations period.

4.2	Warranty of title and right of possession

Each of the Sellers shall be liable for the right of possession relating to the Shares transferred by each of them on the terms stipulated by articles 1475 et seq. of the Civil Code pursuant to article 345 of the Commercial Code.

5.	PROCEDURE FOR CLAIMING THE SELLERS’ LIABILITY

5.1	Notification

If (i) the Purchaser notices the existence of any fact or event or (ii) a third party claim is filed against the Company, which in any of the cases may mean that any of the Representations and Warranties are false or inaccurate (for all cases, a “Contingency”), the Purchaser must inform the Sellers by means of a written notification sent to the address indicated for these in this Agreement for notification purposes (a “Notification of Breach of the Representations and Warranties”).

5.2	Contingency without a third party claim

Within ten (10) days of receipt of the Notification of Breach of the Representations and Warranties, the Sellers may challenge the Purchaser’s allegations by means of a written notification sent to the Purchaser (“Notice of Challenge”).

In the (10) days following the Notice of Challenge, the Sellers and the Purchaser will negotiate in good faith in order to reach an agreement in relation to (i) whether or not a Contingency exists and (ii) the amount of the Indemnity, as the case may be.

In the event that the Parties are unable to fully agree on both matters, any controversial issue will be subjected to examination by the corresponding courts, pursuant to Clause 16.

The Indemnity will be immediately paid to the Purchaser by the Sellers pursuant to the following:

(a)	If the period in which the Notice of Challenge may be carried out elapses without the Purchaser having received any Notice of Challenge, the amount to be paid to the Purchaser as Indemnity will be the one established in the Notification of Breach of the Representations and Warranties, always subject to the limitations foreseen in Clause 4.1.

(b)	If a Notice of Challenge is made whereby all or part of an Indemnity is accepted, such amount will be paid notwithstanding the Purchaser’s right to obtain a higher amount by virtue of a court judgment.

(c)	If a court judgment is handed down pursuant to Clause 16 below, the amount to be paid to the Purchaser as Indemnity will be the one indicated in such decision, always subject to the limitations foreseen in Clause 4.1.

5.3	Third party claim

5.3.1	If a third party claim consists of a request to give, or a claim to do or not to do that may amount to a request to give, which may give rise to a Contingency, and the Sellers (i) agree with the amount claimed by the third party and (ii) pay the Indemnity to the Purchaser, the Purchaser will deem the claim as resolved, without initiating any lawsuit or appeal against the same.

5.3.2	If the Sellers do not agree with the third party claim, they will inform the Purchaser by means of a written notification sent to the address indicated for the Purchaser in this Agreement for notification purposes, within a period of ten (10) calendar days following receipt by the Sellers of the Notification of Breach of the Representations and Warranties. However, if the procedural timeframe to reply to the third party claim was shorter, the Sellers shall inform the Purchaser with sufficient prior notice before the end of the corresponding procedural timeframe.

In this case, the Company will assume its own defence, taking all necessary actions to duly and diligently oppose the claim in or out of court. In particular, the Company will not be able to accept the third party claim without the previous consent of the Sellers.

In this case, it is hereby agreed that the Parties will proceed as follows:

(a)	The Sellers will provide the Company with the information and cooperation that may be reasonably necessary.

(b)	The Company will keep the Parties duly informed of any acts, steps and documents related to the proceedings.

(c)	The Parties will be entitled to review, reasonably in advance, any writs to be presented on the Company’s behalf, and to attend any procedures conducted in the presence of third parties.

In the event that the third party claim were to succeed and (i) the resolution implies an effective damage to the Company; (ii) this damage has its origin in a breach of the Sellers’ Representations and Warranties and (iii) there has been no negligence in the defence undertaken by the Company, the Sellers will be deemed liable and shall pay to the Purchaser the amount of the Indemnity - always subject to the limitations foreseen in Clause 4.1.- within twenty (20) calendar days following the date on which the Company is obliged to pay the third party claimant by virtue of a final administrative or court decision, or as a result of the temporary enforcement of a judgment, notwithstanding the outcome of the corresponding appeal.

5.3.3	If the Sellers remain silent for a period of ten (10) days following the Notification of Breach of the Representations and Warranties, the Purchaser or the Company will exercise their rights vis-à-vis the third party claim, in the manner they deem appropriate.

In such event, at the end of the proceedings derived from the third party claim, or if the Purchaser reaches a transactional agreement with the third party claimant in the cases where the Purchaser may do so, the Sellers will pay the Purchaser the Indemnity, always subject to the limitations foreseen in Clause 4.1., within twenty (20) calendar days following the date on which the Company is obliged to pay the third party claimant by virtue of a final administrative or court decision, or as a result of the temporary enforcement of a judgment, notwithstanding the outcome of the corresponding appeal or the provisions established in the transactional agreement.

6.	TAXES

The taxes levied, as may be the case, on this Agreement shall be borne by the Parties pursuant to law.

The Parties declare that this purchase and sale transaction is not included in the specific events of numbers 1 and 2 of the second paragraph of article 108 of Act 24/1988, of July 28, Securities Market Act.

This Agreement is not subject to the prohibition contemplated in article 96.3 of the Commercial Code in force, since the Parties declare that they are not included in any event of suspension of payments, bankruptcy or insolvency.

7.	FEES AND EXPENSES

Each Party shall pay the fees of their respective advisors.

The fees of the attesting Spanish Public Notary further to clause 13 of this Agreement shall be borne by the Parties in halves.

8.	COOPERATION

The Parties hereto shall mutually cooperate in performing the operations contemplated herein and in delivering all documents and instruments that are considered reasonably necessary or useful by either of the Parties hereto.

9.	NOTICES

9.1	Form

All notices between the Parties in relation to this Agreement or deriving from it shall be made in person, by mail or by fax. If made by fax, the notices will be deemed to be valid and binding always provided that the faxes are duly signed by an authorized representative of the notifying Party. It will not be necessary to use any specific code. If the notices are made in person they will be effective as from the moment they are made, if made by fax, as from the receipt of the confirmation and if made by urgent courier, as from the moment of delivery by the courier.

9.2	Addresses

For the purposes of receipt of notices the Parties have designated the following addresses:

If made to the Purchaser:

Attention: Mr. William Dengler

Address: 303 Lippincott Centre, Marlton, NJ 08053, United States

Fax: (856) 810- 9407 / 1309

E-mail: WilliamDengler@hillintl.com

If made to the Sellers:

Seller: Mr. José Manuel Albaladejo González

Attention: Mr. José Manuel Albaladejo González

Address: José Echegaray, number 8 Las Rozas (Madrid)

Fax: 916402997

Seller: Tinsa Tasaciones Inmobiliarias, S.A.

Attention: Mr. Luis Leirado Campo

Address: calle José Echegaray, number 9, Las Rozas (Madrid)

Fax: 913727510

Seller: Caja de Ahorros y Monte de Piedad de Ávila

Attention: Mr. José Manuel Espinosa Herrero

Address: Plaza de Santa Teresa, number 10, (05001) Ávila

Fax: 920252528

Seller: Caja de Ahorros de Murcia

Attention: Mr. Francisco López Iniesta

Address: Gran Vía, number 23, 30005 Murcia

Fax: 968238862

Seller: Caja de Ahorros de la Rioja

Attention: Mr. Francisco Piulats Samperi

Address: Miguel Villanueva, number 9, 26001 Logroño

Fax: 941293190

Seller: Monte de Piedad y Caja General de Ahorros de Badajoz

Attention: Mr. Francisco Javier Chico Avilés

Address: Paseo San Francisco, number 18, 5ª, 06001 Badajoz

Fax: 924214100

Seller: Caja de Ahorros y Monte de Piedad del Círculo Católico de Obreros de Burgos

Attention: Mr. Santiago Ruiz Díez

Address: Avda Reyes Católicos, number 1, 09005 Burgos

Fax: 947288210

Seller: Caja Castilla la Mancha Corporación, S.A.

Attention: Mr. Juan José Ávila González

Address: Calle Ocaña, number 1, 45004 Toledo

Fax: 928268883

Seller: Caixa de Aforros de Vigo, Ourense e Pontevedra

Attention: Mr. Javier Gayá Uribe

Address: García Barbón, number 1, 36201 Vigo (Pontevedra)

Fax: 986110887

Seller: Araba Gertu, S.A.

Attention: Mr. José Ignacio Iglesias Lezama

Address: Paseo de la Biosfera, number 6, 01013 Vitoria

Fax: 945162429

Seller: Invernostra, S.L.U.

Attention: Mr. José María Navarro Lacoba

Address: Camí Son Fangos, number 100 Flat B 2nd Floor, 8th B (Complex Mirall Balear) 07007 Palma de Mallorca

Fax: 971 408791

Seller: Caixa d’Estalvis de Sabadell

Attention: Mr. Rafael Cañete de Cárdenas

Address: Gràcia, number 17, 08201 Sabadell

Fax: 937275861

Seller: Caja de Ahorros y Monte de Piedad de Zaragoza, Aragón y Rioja

Attention: Almeida Pérez-Surio

Address: Plaza Basilio Paraíso, number 2, 50008 Zaragoza

Fax: 976214231

Seller: Caja de Ahorros y Monte de Piedad de Segovia

Attention: Mr. Antonio Luis Tapias Domínguez

Address: Avda. Fernández Ladreda, number 8, 40001 Segovia

Fax: 921415160

Seller: Ahorro Corporación, S.A.

Attention: Ms. Blanca Rivilla

Address: Pº Castellana, number 89, Madrid

Fax: 915971995

Seller: Monte de Piedad y Caja de Ahorros San Fernando de Huelva, Jerez y Sevilla

Attention: Mr. Alberto Amador Tobaja

Address: Zaragoza, number 52, 2ª, 41001 Sevilla

Fax: 954502458

Seller: Caja Insular de Ahorros de Canarias

Attention: Mr. Juan Manuel García Falcón

Address: Triana, number 20, 5ª, 35002 Las Palmas

Fax: 928002600

9.3	Change of addresses

Any notice sent to the above addresses shall be deemed as having being received by its addressee unless, before such notice is sent, the addressee had notified to the other Party a change in the address or of the fax number or e-mail address.

9.4	Personal notices. Copies

The communications and notices under this Agreement are to be delivered or served to and amongst the affected or interested Parties personally. Notwithstanding this, for the sake of due coordination and order, any notification served between the Parties will have to be served with a copy to the Executive. The fact of serving such a copy will not result in the undertaking of any liability or responsibility by the Executive towards the other Parties. Any notice served without said copy to the Executive will not be deemed to have been made under this Agreement.

10.	PRIOR AGREEMENTS

This Agreement replaces and is the substitute of any former agreements, letters or instruments between the Parties relating to the subject matter agreed herein.

11.	ENTIRE AGREEMENT AND AMENDMENTS

This Agreement together with the documents and schedules to which it refers contains the entire agreement between the Parties relating to the matter subject matter hereof.

Any amendment of this Agreement shall lack validity and effectiveness unless it is recorded in writing and formalized by all the Parties hereto.

12.	NO WAIVER

Failure by either of the Parties to exercise any right deriving from this Agreement shall not be construed as the waiver of that right by said Party or to the exercise of the same by that party.

13.	EXECUTION IN PUBLIC DEED

The parties agree to convert this private agreement into a public deed before the Notary Public Mr. Enrique Franch Valverde immediately after its execution.

14.	LANGUAGE

This document is signed by the Parties in the Spanish language although, considering the nationality of the Purchaser, an English translation, not sworn, is attached, for merely informative purposes, as Annex 14.

15.	APPLICABLE LAW

This Agreement is commercial and it is governed by its own terms and in the absence of these by the provisions of the Spanish Commercial Code, Spanish special legislation, and commercial uses and in the absence of these, by the Spanish Civil Code.

16.	JURISDICTION

The Parties, expressly waiving their rights to their own forum, if any, hereby submit to the Courts and Tribunals of the city of Madrid.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorised representatives in one original counterpart for it to be executed into a public deed.

The Purchaser:

/s/ Irvin E. Richter
Hill International, S.A.
Mr. Irvin E. Richter

The Sellers:

/s/ José Manuel Albaladejo González
Mr. José Manuel Albaladejo González

/s/ Luis Leirado Campo
Tinsa Tasaciones Inmobiliarias, S.A.
Mr. Luis Leirado Campo

/s/ José Manuel Espinosa Herrero
Caja de Ahorros y Monte de Piedad de Ávila
Mr. José Manuel Espinosa Herrero

/s/ Valvanera Marcos Cartelle
Caja de Ahorros de Murcia
Ms. Valvanera Marcos Cartelle

/s/ Jorge Albájar Barrón
Caja de Ahorros de la Rioja
Mr. Jorge Albájar Barrón

/s/ José Antonio Marcos Blanco
Monte de Piedad y Caja General de Ahorros de Badajoz
Mr. José Antonio Marcos Blanco

/s/ Santiago Ruiz Díez
Caja de Ahorros y Monte de Piedad del Cículo Católico de Obreros de Burgos
Mr. Santiago Ruiz Díez

/s/ Juan Jóse Ávila González
Caja Castilla La Mancha Corporación, S.A.
Mr. Juan Jóse Ávila González

/s/ María Reyes Gil Ferro
Caixa de Aforros de Vigo, Ourense e Pontevedra
Ms. María Reyes Gil Ferro

/s/ José Alberto Barrena Llorente
Araba Gertu, S.A.
Mr. José Alberto Barrena Llorente

/s/ Jóse María Navarro Lacoba
Invernostra, S.L.U.
Mr. Jóse María Navarro Lacoba

/s/ Francisco Javier Chivato Pérez
Caixa d’Estalvis de Sabadell
Mr. Francisco Javier Chivato Pérez

/s/ Santiago Javier Pasamar Berenguer
Caja de Ahorros y Monte de Piedad de Zaragoza, Aragón y Rioja
Mr. Santiago Javier Pasamar Berenguer

/s/ Antonio Luis Tapias Domínguez
Caja de Ahorros y Monte de Piedad de Segovia
Mr. Antonio Luis Tapias Domínguez

/s/ Blanca Rivilla Calle
Ahorro Corporacion Financiera S.V., S.A.
Ms. Blanca Rivilla Calle

/s/ Juan Carlos Ollero Pina
Monte de Piedad y Caja de Ahorros
San Fernando de Huelva, Jerez y Sevilla
Mr. Juan Carlos Ollero Pina

/s/ Juan Miguel Amuchástegui Espilla
Caja Insular de Ahorros de Canarias
Mr. Juan Miguel Amuchástegui Espilla

Annex 2

DISCLOSED DOCUMENTATION

Annex 3.1

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers make the following Representations and Warranties to the Purchaser on the date of this Agreement:

1.	CAPACITY

1.1 Each of the Sellers has full capacity to execute and implement this Agreement, which does not infringe any legal or administrative provision, agreement, contract or undertaking by which it is bound and do not require the consent of any third party.

1.2 Each of the Sellers represent and warrant to the Purchaser that the execution of this Agreement does not oppose or violate, on its part, any state, autonomous regional or local legislation applicable to it.

2.	THE COMPANY

2.1 There are no shareholders’ agreements that could affect the Company.

3.	SHARES

3.1 The Sellers have full legal title over the Shares, as described in this Agreement.

3.2 The Shares are free and clear of any kind of restrictions in the exercise of the rights they represent and of any liens, encumbrances, reservations of ownership, options and third-party claims, there is no judicial or other retention upon them, they are not subject to attachment of any kind and their ownership does not involve the obligation to provide ancillary services.

3.2 Upon transfer of the Shares the Purchaser acquires, as from the date of this Agreement, all of the political rights inherent to such Shares. In addition, as stated in Clause 1.3 of the Agreement, by execution of this Agreement, the Purchaser acquires, as from January 1, 2008, all of the economic rights inherent to such shares.

3.4 There are no private agreements to impede the free transfer of the Shares or other public or private impediments to their valid transfer. The Shares are, under the bylaws of the Company, subject to a specific procedure for transfer restricting their free transfer. To such effect, the Sellers deliver to the Purchaser, a certificate issued by the Vice-Secretary of the Board of Directors of the Company, dated February 15, 2008, evidencing that the covenants in the bylaws to permit the free transfer of the Shares have been complied with.

4.	DIVIDENDS

4.1 No payment or right has accrued or arisen, nor has any agreement been reached to pay interim dividends charged to the 2007 financial year, or any other type of remuneration in favour of the Sellers, as owners of the Shares.

4.2 Since July 3, 2007, no profits, reserves or funds have been allocated to the Company shareholders in any way whatsoever.

5.	FINANCIAL DATA

5.1 The audited Annual Accounts of the Company dated 31 December 2006 (the “Annual Accounts”), as deposited with the Madrid Mercantile Register (i) are accurate and true in all respects, in particular, as to collection of accounts receivables; (ii) disclose all the assets and liabilities and the financial obligations existing on such date; and (iii) accurately reflect the net worth, financial position and results of the Company at such date, in relation to the period they refer to.

5.2 The Company’s Balance Sheet dated 30 September 2007 (the “Accounting Date”) (the “Company’s Balance Sheet”), attached as Appendix 5.2 to this Agreement, (i) is accurate and true in all respects; (ii) discloses all the assets and liabilities and the financial obligations existing on such date; and (iii) accurately reflects the net worth, financial position and results of the Company at such date, in relation to the period it refers to.

5.3 The accounting records of the Company were drawn up according to Spanish law and generally accepted accounting principles in Spain on the date on which those were drawn up.

5.4 The Sellers are not aware of any facts not reflected in the Annual Accounts or the Company’s Balance Sheet that could have a material adverse effect on the financial position or activity of the Company or its assets.

6.	CHANGES SINCE THE ACCOUNTING DATE

6.1 Since the Accounting Date, the business of the Company has been carried out in the ordinary and usual course, without any interruption or alteration in its nature, scope or manner.

7.	TAXES

7.1 The Company (i) is up to date in payment of all its tax debts in accordance with applicable tax regulations, in relation to all taxable events carried out by the Company and, particularly, during the period not yet statute-barred for tax purposes, (ii) has duly

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fulfilled all its legal tax obligations, including the filing, in due time and form, of each and every one of the corresponding tax returns, complying with all formalities and registrations and (iii) has made and deposited, in due time and form, each and every one of the tax pre-payments and withholdings.

For these purposes, “tax debt” will refer to any fiscal payment derived from any tax, levy, contribution or customs duties, as well as from any withholding or payment on account of any tax, including interest, sanctions and other payment obligations to the Tax Authorities which must be fulfilled by the Company.

7.2 The Company is not involved in, nor is there any indication suggesting that it may soon be involved in, any dispute or tax inspection.

8.	EMPLOYMENT AND SOCIAL SECURITY MATTERS

8.1 The Company has drawn up and signed the employment contracts in full compliance with all legal and regulatory requirements and in compliance with the end purpose inherent to the type of contract used in each case. The temporary status clauses of the temporary employment contracts are correctly founded in accordance with the regulations applicable to each type of contract.

8.2 No covenant or commitment exists by virtue of which the Company is bound to pay any severance or compensation whatsoever for contractual resolution in an amount greater than the corresponding minimum legal severance provided for laws in each particular case, except for the cases contemplated in section 2.5.7. of Annex 2.

8.3 The only Collective Bargaining Agreement, covenant or collective agreement applicable or which should be currently applied to the employees is the Bureau and Offices Collective Bargaining Agreement for Madrid. The Company fulfils all obligations contained therein, implementing the same in accordance with the legislation applicable to each matter, thus precluding the basis for any administrative or judicial decision whatsoever from which any payment obligations or obligations of any other type may derive for the Company.

8.4 The Sellers declare that the Company is fully complying with all its relevant obligations as regards its employees derived from the proper application of enforceable Spanish laws and/or the applicable Collective Bargaining Agreement whether from an employment perspective or from a Social Security perspective, thus precluding the basis for any administrative or judicial decision whatsoever from which any payment obligations or obligations of any other type may derive for the Company.

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Specifically, the Company is currently paying the employees’ wages in the proper manner and amount by virtue of the correct implementation of the Collective Bargaining Agreement and is up to date in the payment of its Social Security obligations and has been depositing the same within the legal deadline in the amounts due for all concepts, fully complying with applicable regulations. No failure to make payment, delay or deferral payments or deposited contributions for a lower amount than is due has taken place, nor has any administrative debt claim for contributions, sanctions or settlements been filed regarding non-compliance with Social Security obligations.

8.5 The Sellers declare that there are no pending labour and/or social security obligations as regards the Company’s employees. Neither the Company not its employees are involved in any employment, social security and/or health and safety-related administrative, court or arbitration proceedings. There are no circumstances, which could give rise to such proceedings.

9.	LICENCES AND AUTHORISATIONS

9.1 The Company has applied for all authorisations, permits and licences necessary to use and enjoy the properties and facilities where it carries out its activities, and to exercise these activities as it does at present.

9.2 The Sellers represent that there is no reason to expect either the closure of the facilities in which the Company carries out its activities, the temporary suspension of such activities, nor the imposition of any kind of administrative penalty.

10.	LITIGATION AND OTHER DISPUTES

10.1 Exception made of the claim mentioned in section 7.1 of Annex 2, neither the Company nor any person or entity for whom the Company is responsible (i) is involved in any court or arbitration proceedings of a civil, administrative, criminal or other nature, either as plaintiff or defendant or in any other capacity or (ii) is involved in any administrative inspection or sanctioning proceeding.

10.2 To the Sellers’ best knowledge, there is no fact or circumstance that may lead to (i) such lawsuits or arbitration, administrative or court proceedings, (ii) proceedings against administrators, managers or employees (both former and current) or (iii) proceedings against the Company in relation to any act or breach for which such administrators, managers, employees or the Company may be indirectly or vicariously liable.

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11.	DATA PROTECTION

The Sellers represent and warrant:

(a)	That, either (i) the Company is not responsible, in the sense defined in Organic Law 15/1999, dated 13 December, on Personal Data Protection (the “LOPD”), for any Personal Data Files, as defined in the LOPD, or (ii) it is responsible for Personal Data Files and, in this regard, complies with all the requirements established in the LOPD and its implementing regulations.

(b)	That, either (i) the Company has no access to Personal Data for which third parties are responsible, as per the LOPD, in order to provide services to such third parties, or (ii) it has access to Personal Data for which third parties are responsible in order to provide services to such third parties, in which case it complies with all the obligations set forth in the LOPD which affect the Processing Managers.

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Annex 14

English Translation of the Agreement

Appendix 5.2

Balance Sheet of the Company as of September 30, 2007